SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

    Internet Architecture HOLDRSSM TRUST

(Exact name of registrant as specified in its charter)

Delaware	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon, as Trustee 101 Barclay Street, 22-W New York, New York	10286
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-96061

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Internet Architecture HOLDRSSM	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

(None)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 1,000,000,000 Depositary Receipts to be issued by the Internet Architecture HOLDRSSM Trust (the “ Internet Architecture HOLDRSSM”) to be registered hereunder is set forth under the caption entitled “Description of Internet Architecture HOLDRS” in the prospectus dated February 24, 2000, which description is hereby incorporated by reference. The prospectus was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(1) of the Securities Act of 1933 on February 25, 2000.

Item 2.	Exhibits.

99 (A)	Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-96061) (the “Registration Statement”) and is incorporated herein by reference.

99 (B)	Form of Internet Architecture HOLDRSSM is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Initial Depositor,

on behalf of

Internet Architecture HOLDRSSM Trust

By:	/s/	Ninon B. Marapachi
Ninon B. Marapachi
Authorized Signatory

Date:  November 20, 2008

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INTERNET ARCHITECTURE HOLDRSSM TRUST

EXHIBITS

TO

FORM 8-A DATED NOVEMBER 20, 2008

INDEX TO EXHIBITS

Exhibit No.

99 (A)	Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-96061) (the “Registration Statement”) and is incorporated herein by reference.

99 (B)	Form of Internet Architecture HOLDRSSM is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.